UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement	☐ Confidential, for Use of the
☐ Definitive Proxy Statement	Commission Only (as permitted by
☒ Definitive Additional Materials	Rule 14a-6(e)(2))
☐ Soliciting Material Pursuant to §240.14a-12

Merit Medical Systems, Inc.
(Name of Registrant as Specified In Its Charter)
___________________________________________________________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
________________________________________________________________________

(5)	Title fee paid:
________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:
________________________________________________________________________

(3)	Filing Party:
________________________________________________________________________

(4)	Date Filed:
________________________________________________________________________

On June 6, 2014, Merit Medical Systems, Inc. (“Merit”) sent the following communications to certain Merit shareholders:

June 6, 2014

Dear Merit Medical Employees:

Our Annual Meeting of Shareholders is scheduled for next Wednesday, June 11, 2014. You have received proxy instructions to vote any shares you hold in Merit Medical’s 401(k) Profit Sharing Plan and/or Employee Stock Purchase Plan.

Our Board of Directors and Senior Management Team will be very grateful for your participation in this year’s proxy process. We ask that you please consider voting in alignment with our Board and Management:

▪	Vote FOR Proposals 1, 2, 3 and 4

▪	Vote AGAINST Proposal 5

We ask that you please take the time to vote your Merit Medical shares. Please take action immediately, the deadline for voting these shares ends on midnight, Monday, June 9, 2014. If you have not received your voting materials, or are unsure how to vote your shares, please contact Kent Stanger at (801) 208-4141 or Judy Wagner at (801) 208-4793 for assistance.

Thank you very much for your support and efforts on behalf of Merit Medical.

Sincerely,

/s/ Fred P. Lampropoulos                    /s/ Kent W. Stanger

Fred P. Lampropoulos                         Kent W. Stanger
Chairman and CEO                         Chief Financial Officer